                                 EXHIBIT 10.2

                               LICENSE AGREEMENT

       THIS AGREEMENT entered into this 15th day of July, 1993, by and between MAXON FINANCE & TRADE LTD. SA, a corporation organized and existing under the laws of the government of Republica De Panama, having a principal place of business at c/o Beutler Consulting SA, Chemin G Ritter 3, Ch-1701 Fribourg, Switzerland (hereinafter referred to as "MAXON") and SEILER POLLUTION CONTROL SYSTEMS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware, having a principal place of business at c/o Berkshire International Finance, Inc., One Evertrust Plaza, Jersey City, New Jersey 07302 (hereinafter referred to as "INTERNATIONAL").

                                  WITNESSETH

       WHEREAS, MAXON has certain proprietary information, including patented and patentable inventions, technical know-how and rights, business information, consulting, supply and/or research agreements, marketing and/or financial information all relating to high temperature vitrification system(s) developed by SEILER HIGH TEMPERATURE SEPARATING SYSTEMS LTD. (hereinafter referred to as "SEILER SWISS") and expects that it and its licensee(s) will develop additional proprietary information relating thereto, and has formulated ideas and concepts for practical commercial application of such high temperature vitrification system (hereinafter the "HTVS" and/or "PROPRIETARY INFORMATION") in accordance with the methods and information outlined and summarized in two brochures prepared by and/or for SEILER SWISS which brochures are herein incorporated by reference as if fully set forth and repeated herein and are annexed hereto, made a part hereof and marked Exhibit A.

       WHEREAS, MAXON is desirous of granting field-of-use licenses, including exclusive field-of-use licenses, to third parties for the purpose of establishing any number of companies with specialized purposes to more rapidly develop and implement the use of the commercial application embodying or generated through the use of the PROPRIETARY INFORMATION, and wishes each such licensee to have the benefit of improvements developed by SEILER SWISS, and/or other licensees to the extent that such improvements may be used by each licensee in its specific field of use:

       WHEREAS, INTERNATIONAL wishes to obtain an exclusive license to use the PROPRIETARY INFORMATION for all purposes associated with and/or related to commercial application of HTVS, and wishes to use MAXON's and/or SEILER SWISS' research and development capabilities to further develop such products, applications and systems and/or make prototypes thereof on a reduced cost, incentive arrangement, and also wishes to have the right to use any improvements developed by MAXON and/or SEILER SWISS or by cooperating future licensees of MAXON;

       WHEREAS, MAXON is desirous of licensing INTERNATIONAL in the field of HTVS for the purpose of establishing INTERNATIONAL in such field in exchange for a one-time license fee of $2,500,000 for itself to be paid in accordance with payment schedule annexed hereto as Exhibit B and is willing to assist in research and development work for INTERNATIONAL on a reduced cost, incentive arrangement, and is desirous of having its own reputation enhanced by having certain of its trademarks associated with quality products marketed or licensed by INTERNATIONAL in its field of use; and

       WHEREBY, INTERNATIONAL wishes to and is willing to use certain of MAXON's trademarks on its products, and is willing to meet the quality control standards of MAXON.

       NOW, THEREFORE, in consideration of the promises and mutual covenants of the parties hereinafter set forth, it is agreed as follows:

       1.    DEFINITIONS

       (a) FIELD OF USE means any and all practical applications of HTVS as outlined in Exhibit A hereto and all apparatus utilized in connection therewith.

       (b) TERRITORY means all European countries.

       (c) PATENT RIGHTS means SEILER SWISS' Patent numbers as indicated and detailed on attached Exhibit C, present technical know-how expected to be included in any new patent applications of MAXON or SEILER SWISS, and any additional U.S. and/or foreign patent applications which may be filed by MAXON or SEILER SWISS during the term of this Agreement in so far as same relate in any manner to HTVS. PATENT RIGHTS also includes any patent rights that MAXON may acquire from licensees or otherwise which MAXON is permitted to license to INTERNATIONAL in the FIELD OF USE during the term of this Agreement.

       2.    LICENSE GRANT

       (a) MAXON hereby grants to INTERNATIONAL an exclusive field-of-use license to use the PROPRIETARY INFORMATION including the PATENT RIGHTS throughout the TERRITORY during the term of this Agreement, such use being expressly limited to the FIELD OF USE.

       3.    CONSIDERATION

       (a) INTERNATIONAL shall pay MAXON $2,500,000 in accordance with the payment schedule annexed hereto as Exhibit B, as a non-refundable one-time licensing fee.

       (b) Royalty. INTERNATIONAL shall not be responsible for any royalty payments to MAXON other than as may be indicated on attached Exhibit D.

       (c) MAXON agrees, at its cost, to conduct research and development at the request of INTERNATIONAL toward and until production of the first production prototype plant facility of an operative system utilizing HTVS is completed.

MAXON's cost shall include actual disbursements, direct labor, overhead costs attributable thereto, and other normal cost items attributable thereto.

       (d) INTERNATIONAL's failure to make payments in accordance with the Schedule annexed as Exhibits B (and/or D) hereto shall result in loss of exclusivity, unless INTERNATIONAL pays such license fees and/or royalty payments (if applicable) within 30 days of receiving written notice from MAXON of such failure. Once INTERNATIONAL's exclusivity is lost, it shall be lost forever absent MAXON's written waiver.

       (e) INTERNATIONAL shall keep complete, accurate and up-to-date records of all production and sales of products or services covered by this License Agreement with all figures necessary for accurate calculation of any payments required hereunder, and shall make such records available for inspection during normal business hours by a representative of MAXON upon reasonable written notice by MAXON of its intention to conduct such inspection.

       4. TRADEMARKS. INTERNATIONAL shall have the exclusive right to use any MAXON and/or SEILER SWISS TRADEMARKS with all products or services covered by this Agreement. It is agreed that any and all of INTERNATIONAL's products and services covered by this Agreement will meet MAXON's quality standards, which standards MAXON will make known to INTERNATIONAL. MAXON will have the right to make any and all reasonable inspections of INTERNATIONAL's facilities, products, advertising literature, packaging materials, etc. as may be necessary to ensure that its quality standards are maintained.

       5. SUBLICENSING. INTERNATIONAL shall have the right to sublicense others under the rights granted herein and under any technology it develops, but only in the FIELD OF USE. MAXON shall have the right to approve or disapprove of a potential licensee, but shall only exercise its right to disapprove if it has a valid business reason to do so. No royalties from such licensees shall be paid by INTERNATIONAL to MAXON. Sublicensees of INTERNATIONAL shall be made aware of and bound by all relevant terms of this Agreement.

       6. IMPROVEMENTS AND ADDITIONAL DEVELOPMENTS. In the event that INTERNATIONAL or any of its sublicensees shall, during the term of this Agreement, make or acquire improvements or additional developments, whether patentable or otherwise, which relate, either directly or indirectly, to the PROPRIETARY INFORMATION, INTERNATIONAL and/or its sublicensees shall use their or its best efforts to disclose any such improvements or additional developments to MAXON in sufficient time for a U.S. and/or foreign patent application to be prepared and filed on same prior to its first public use, offer for sale or other public disclosure. It is understood and agreed that such improvement or additional developments shall be the sole property of MAXON and that INTERNATIONAL and its sublicensees agree to take whatever steps are necessary to perfect MAXON's ownership of such improvements or additional developments. It is further understood that any such improvements or additional developments shall be automatically made a part of this Agreement and, as such, subject to all of the terms and conditions hereof. Thus, if such improvements or additional developments are made or acquired, it is understood and agreed that INTERNATIONAL shall have the right to use and sublicense any such improvements or additional developments in the FIELD OF USE and MAXON shall have the right to use or license such improvements outside the FIELD OF USE. Whether INTERNATIONAL's right to use any such improvements or additional developments is exclusive or non-exclusive shall be determined by the nature of the license granted under Paragraph 2 hereof. Accordingly, as long as the license granted under Paragraph 2 remains exclusive, INTERNATIONAL's right to use any such improvements or additional developments shall be exclusive. If, however, the license granted under Paragraph 2 becomes non-exclusive for any reason whatsoever, INTERNATIONAL's right to use any such improvements or additional developments shall be or become non-exclusive also. MAXON's ownership of any improvements or additional developments relating to the PROPRIETARY INFORMATION made or acquired by a sublicensee of INTERNATIONAL shall be made an express condition of any and all sublicenses that may be granted by INTERNATIONAL. Notwithstanding any of the foregoing, any licensee which develops or contributes to an invention as an inventor or co-inventor shall have the royalty-free right to use same upon termination of this Agreement.

       7.    SECRECY

       (a) INTERNATIONAL hereby covenants and agrees that all information relating to the PROPRIETARY INFORMATION or any of the improvements or additional developments defined in Paragraph 6 above made known to INTERNATIONAL or any of its sublicensees pursuant to this Agreement, shall be maintained in confidence and secret and shall be made known only to those employees, agents, servants, representatives or sublicensees of INTERNATIONAL who have signed this Agreement or have signed a separate written agreement wherein such employees, agents, servants, representatives or sublicensees agree that they will not disclose any of such information to anyone except other employees, agents, servants, representatives or sublicensees of INTERNATIONAL who have agreed in writing to keep such information in confidence. Further, all disclosure to employees, agents, servants, representatives or sublicensees of INTERNATIONAL shall be on a strictly need-to-know basis for the sole purpose of supplying such employees, agents, servants, representatives or sublicensees with sufficient information concerning the PROPRIETARY INFORMATION or any of the improvements or additional developments defined in Paragraph 6 to further the objectives of this Agreement. This obligation to keep information in confidence shall survive termination of this Agreement for any reason whatsoever.

       (b) The provisions of the preceding subparagraph shall be applicable except to the extent that any disclosed information has become generally available and known to the public other than through a breach of confidentiality by INTERNATIONAL or any of its employees, agents, servants, representatives or sublicensees.

       8. Procurement of Patents. To the extent that any of the PROPRIETARY INFORMATION or any of the improvements or additional developments defined in Paragraph 6 above constitutes a patentable invention, MAXON, in its sole discretion, shall have the right to determine whether it will file U.S. and/or foreign patents applications on any such invention, it being understood and agreed that the costs incurred in connection with the preparation, filing, prosecution and maintenance of any such application or applications and any patents issuing thereon will be borne by MAXON. In the event that MAXON decides to abandon a patent application which it has filed or any such invention, or decides to permit a patent which has issued thereon to lapse, MAXON will use its best efforts to provide INTERNATIONAL with an opportunity to maintain any such patent application or patent. Upon the issuance to MAXON of a patent on any such invention, INTERNATIONAL and/or its sublicensees shall, upon receiving written notice from MAXON, mark all products and/or machinery covered by such patent, the packages and containers in which they are sold and shipped and all advertisements, literature and/or other promotional materials relating thereto in such manner as MAXON may reasonably require in conformity with the applicable patent laws of any country covered by this Agreement in order to give notice that such products are covered by such patent. If MAXON decides not to file a U.S. or foreign patent application on any such invention, MAXON shall endeavor to use its best efforts to provide INTERNATIONAL sufficient notice and time within which to file a patent application in the U.S. or any foreign country on same, in its own name, it being understood and agreed that the costs incurred in connection with the preparation, filing, prosecution and maintenance of any such application or applications and any patents issuing thereon will be borne by INTERNATIONAL. If INTERNATIONAL decides to abandon any such patent application which it has filed on any such invention or decides to permit a patent which has issued thereon to lapse, INTERNATIONAL will use its best efforts to provide MAXON with an opportunity to maintain any such patent application or patent. Upon the issuance to INTERNATIONAL of any patent on any such invention, MAXON and any of its other licensees shall, upon receiving written notice from INTERNATIONAL, mark all products and/or machinery covered by such patent, the packages and containers in which they are sold and shipped and all advertisements, literature and/or other promotional materials relating thereto in such manner as INTERNATIONAL may reasonably require in conformity with the applicable patent laws of any country covered by this Agreement in order to give notice that such products are covered by any such patent. MAXON's and its other licensee's rights in patents obtained by INTERNATIONAL in its own name shall terminate upon termination of this Agreement.

       9.    ENFORCEMENT OF PATENTS

       (a) In the event of any infringement by a third party of any patent or patents issuing to MAXON on the PROPRIETARY INFORMATION or on any of the improvements or additional developments defined in Paragraph 6 above, MAXON, in its sole discretion, shall have the right to commence an action for such infringement, to select counsel of its own choice and to control the prosecution of such action. It is understood and agreed that should MAXON commence any such action for patent infringement, all legal fees and expenses associated with such action shall be borne by MAXON and MAXON shall be entitled to receive all damages or other recovery obtained as a result of such action. It is further understood and agreed, however, that INTERNATIONAL and/or any of its sublicensees shall, without charge, fully cooperate with MAXON in the prosecution of any such action to the extent of providing technical advise and testimony, if necessary, and executing and

Producing any necessary documents, it being understood that any such cooperation on the part of INTERNATIONAL and/or any of its sublicensees shall not entitle INTERNATIONAL and/or its sublicensees to any of the damages or other recovery obtained as a result of such action.

       (b) In the event of any infringement by a third party of any patent or patents issuing to INTERNATIONAL and/or any of its sublicensees on improvements or additional developments defined in Paragraph 6 above, INTERNATIONAL and/or its sublicensees shall have the sole right to commence an action for such infringement, to select counsel of their own choice and to control prosecution of such action. It is understood and agreed that should INTERNATIONAL and/or any of its sublicensees commence any such action for patent infringement, all legal fees and expenses associated with such action will be borne by INTERNATIONAL and/or its sublicensees and INTERNATIONAL and/or its sublicensees shall be entitled to receive all damages or other recovery retained as a result of such action. It is further understood and agreed, however, that MAXON shall, without charge, fully cooperate with INTERNATIONAL and/or its sublicensees in the prosecution of any such action to the extent of providing technical advise and testimony, if necessary, and executing and producing any necessary documents, it being understood and agreed that any such cooperation on the part of MAXON shall not entitle MAXON to any of the damages or other recovery obtained as a result of such action.

       10.   TERM AND TERMINATION

       (a) This Agreement shall continue in perpetuity or until all of the PROPRIETARY INFORMATION becomes public and there are no further outstanding PATENT RIGHTS. In the event of termination for the latter reason, INTERNATIONAL shall have the option to continue to use the TRADEMARKS at no cost to it. It is assumed that the TRADEMARKS will, over the years, acquire a valuable secondary meaning and goodwill with the public to the extent that they will at such time be commercially important. Thus, INTERNATIONAL reserves to itself the option to exclusively use and sublicense the TRADEMARKS for products in the FIELD OF USE in perpetuity. It is understood that there is no obligation on the part of INTERNATIONAL to exercise its option to continue to use the TRADEMARKS. This option may only be exercised within 60 days of termination of this Agreement by a written notification to MAXON signed by the duly authorized officers of INTERNATIONAL.

       (b) This Agreement and the license granted hereunder may be terminated by MAXON, in its sole discretion, at any time if:

             (i) INTERNATIONAL and/or any of its sublicensees shall fail or omit to perform any of the terms of this Agreement including specifically the payment of the fees and/or royalties on the terms set forth in Paragraph 3 hereof and Exhibits B and D hereto, and shall fail to correct any such failure or omission within 30 days of having received written notice from MAXON specifying the nature of the default and the basis for termination; or


             (ii) INTERNATIONAL becomes insolvent, or is adjudicated bankrupt, or a receiver of the business of INTERNATIONAL is appointed, or INTERNATIONAL makes an assignment for the benefit of creditors, or a petition under Chapter 11 of the Bankruptcy Act is filed on behalf of INTERNATIONAL.

       (c) This Agreement and the license granted hereunder may be terminated by INTERNATIONAL, in its sole discretion, at any time-upon giving MAXON 90 days written notice of its intention to terminate. If the license granted hereunder is exclusive when such notice is given by INTERNATIONAL, the license will become non-exclusive immediately upon the giving of such notice.

       (d) The termination of this Agreement shall in no way affect the liability and obligation of INTERNATIONAL to pay any sums of money in accordance with the terms and conditions herein set forth, up to and including the date of such termination, and shall be without prejudice to any right or rights of action or remedies of MAXON for the recovery of any monies due or claimed to be due hereunder. More particularly, the termination of this Agreement will not release INTERNATIONAL and/or any of it sublicensees from the obligation to pay any sum which they may owe to MAXON for any and all sales of products or services covered by this Agreement resulting from sales which were invoiced but not filled prior to such termination.

       (e) In the event of the termination of this Agreement for any reason whatsoever, INTERNATIONAL and/or any of its sublicensees shall promptly return to MAXON or, if MAXON so chooses, will destroy all information in their possession relating to the PROPRIETARY INFORMATION or any of the improvements or additional developments defined in Paragraph 6 above, except for PROPRIETARY INFORMATION developed by INTERNATIONAL and/or any of its sublicensees. It is further understood and agreed that upon the termination of this Agreement, INTERNATIONAL and/or any of its sublicensees shall immediately cease and desist from using the TRADEMARKS and any of the PROPRIETARY INFORMATION or any of the improvements or additional developments defined in Paragraph 6 above except to the extent that INTERNATIONAL or any of its sublicensees has developed such improvements or additional developments in which event INTERNATIONAL or such licensee shall retain a royalty-free right to continue to use such PROPRIETARY INFORMATION.

       11.   GENERAL LEGAL

       (a) Force Majeure. Notwithstanding any provision contained herein, none of the parties hereto shall be liable for any failure or delay to perform this Agreement on account of causes of force majeure, or shall be held responsible for any indemnity claimed due to any and all damages and losses therefrom, provided force majeure means acts of God.

       (b) Invalid Clause. It is understood and agreed by the parties hereto that if any of these provisions shall contravene or be invalid under the laws of the United States or any country wherein acts are to be performed pursuant to this Agreement, such contravention or invalidity shall not invalidate the whole Agreement, but it shall be construed as if not containing the particular provision or provisions held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

       (c) Enforcement. The failure of any party to insist in any one or more instances upon a strict performance of the terms and conditions of this Agreement, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any of the terms, covenants and conditions herein contained, but the same shall continue to remain in full force and effect.

       (d) Notices. Any notices given under this Agreement shall be delivered either by hand, or sent by telegram, or by registered or certified mail, return receipt requested, and shall be deemed to have been given on the day when received by the other party to whom the notice is given.

       (e) Modification. This Agreement and each of the Exhibits annexed hereto constitutes the entire Agreement and understanding between the parties and supersedes all prior agreements and understandings, whether written or oral. Modifications of the Agreement may, from time to time, be made by mutual consent of the parties but, in any event, no modification or claimed waiver of any of the provisions hereof shall be valid unless in writing and signed by authorized representatives of the party against whom such modification or waiver is sought to be enforced.

       (f) Procurement of Approvals. At the time that the first sale, lease or other disposition of a product covered by this Agreement is to be made in a particular country within the TERRITORY, INTERNATIONAL shall be obligated to obtain whatever approvals or licenses, if any, as ace necessary from the appropriate authorities in such country to permit any such product to be sold, leased, distributed and/or used in such country. All expenses associated with obtaining any necessary approvals and/or licenses shall be borne by INTERNATIONAL. MAXON agrees to cooperate fully with INTERNATIONAL to obtain any necessary approvals and/or licenses, including the furnishing of any information in the possession of MAXON necessary to enable INTERNATIONAL to obtain any necessary approvals and/or licenses.

       (g) Captions and Pronouns. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement. Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution.

       (h) Performance and Construction. This Agreement shall be construed and its performance governed by the laws of the State of Delaware, but the scope and validity of any patents issued by a specific country shall be governed by the applicable laws of the country granting the patent in question.

       (i) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties thereto and their respective heirs, executors, administrators, successors, and assigns.

       12. Additional Covenants, Warranties and/or Representations Which Are an Integral Part of This Agreement.

       (a) SEILER SWISS warrants and represents that MAXON has SEILER SWISS' authority to enter into this Agreement and to license the patents and PROPRIETARY INFORMATION developed by SEILER SWISS since SEILER SWISS has granted to MAXON all rights necessary to abide by each of the terms and conditions of this Agreement; MAXON having duly and properly obtained same from SEILER SWISS for good and valuable consideration.

       (b) SEILER SWISS and MAXON warrant and represent that all rights granted hereunder are granted free and clear of any form of encumbrance whatsoever.

       (c) SEILER SWISS and MAXON warrant and represent that the information contained in Exhibits A and C hereto is wholly accurate and complete and further acknowledge their respective understanding that they have been advised that INTERNATIONAL would not consider entering into or enter into this License Agreement absent INTERNATIONAL's ability to fully and completely rely upon all of the information and representations contained herein and in the exhibits hereto.

       (d) The following additional exhibits are herewith incorporated by reference as if fully set forth and repeated herein and are annexed hereto and made a part hereof as follows:

             (i) Exhibit E documents indicating proof of transfer from SEILER SWISS to MAXON of all PROPRIETARY INFORMATION and/or patent and patent technology rights relating to HTVS (including but not limited to certain consulting, supply and research agreements) necessary to permit MAXON to abide by each of the terms and conditions of this Agreement.

                                    MAXON FINANCE & TRADE LTD, SA

                                    By: /s/ Max Beutler
                                        ---------------------------------
                                        Name:  Max Beutler
                                        Title:  Counsel

                                    SEILER POLLUTION CONTROL SYSTEMS
                                     INTERNATIONAL, INC.

                                    By: /s/ Werner Heim
                                        ---------------------------------
                                        Name:  Werner Heim
                                        Title:  Chairman

                                    SEILER HIGH TEMPERATURE SEPARATING
                                     SYSTEMS LTD.

                                    By: /s/ Niklaus Seiler
                                        ---------------------------------
                                        Name: Niklaus Seiler
                                        Title:  Director

Dated:  July 15, 1993

                               INDEX OF EXHIBITS


Exhibit A    SEILER HIGH TEMPERATURE SEPARATING SYSTEMS LTD. brochures
             entitled
                  (i) HIGH TEMPERATURE VITRIFICATIONS SYSTEM for electrostatic filter ash, paint and enamel sludge (SYSTEM SHT) and
                  (ii) HIGH TEMPERATURE VITRIFICATIONS SYSTEM for filter ashes, colour, enamel coagulation and sewage sludges (SYSTEM SHT)

Exhibit B    Payment schedule regarding $2,500,000 one-time license fee

Exhibit C    List of SEILER HIGH TEMPERATURE SEPARATING SYSTEMS LTD.
             patents and patents pending

Exhibit D    Schedule of royalty payments regarding plants utilizing HTVS
             PROPRIETARY INFORMATION

Exhibit E    Documents regarding transfer of HTVS PROPRIETARY INFORMATION and related rights from SEILER HIGH TEMPERATURE SEPARATING SYSTEMS
             LTD. TO MAXON FINANCE & TRADE LTD. SA

                                   Exhibit A


                 SEILER HIGH TEMPERATURE SEPARATING SYSTEMS LTD.
                               brochures entitled
          (i) HIGH TEMPERATURE VITRIFICATIONS SYSTEM for electrostatic filter ash, paint and enamel sludge (SYSTEM SHT)

                                       and

      (ii) HIGH TEMPERATURE VITRIFICATIONS SYSTEM for filter ashes, colour, enamel coagulation and sewage sludges (SYSTEM SHT)

                                   Exhibit B


          Payment schedule regarding $2,500,000 one-time license fee

Payment Schedule for SEPC license fee.

The payment already made should be broken up between both SEPC and SEPC International. In addition the following payments will be made:

SEPC

12/31/93     $150,000
3/31/94      $125,000
6/30/94      $125,000
9/30/94      $125,000
12/31/94     $125,000
3/31/95      $125,000
6/30/95      $125,000
9/30/95      $125,000
12/31/95     $125,000

SEPC International

13/31/93     $150,000
3/31/94      $125,000
6/30/94      $125,000
9/30/94      $125,000
12/31/94     $125,000
3/31/95      $125,000
6/30/95      $125,000
9/30/95      $125,000
12/31/95     $125,000

                                   Exhibit C


           List of SEILER HIGH TEMPERATURE SEPARATING SYSTEMS LTD.
                         patents and patents pending

                                   Exhibit D


           Schedule of royalty payments regarding plants utilizing
                         HTVS PROPRIETARY INFORMATION


                                     NONE

                                   Exhibit E


         Documents regarding transfer of HTVS PROPRIETARY INFORMATION and related rights from SEILER HIGH TEMPERATURE SEPARATING
                SYSTEMS LTD. TO MAXON FINANCE & TRADE LTD. SA

                               License Agreement


Between      Maxon Finance & Trade Ltd. SA Monaco

and          Seiler Pollution Control Systems, Inc. U.S.A.

Territory    Germany, Austria, Italy, Korea, Indonesia, Malaysia, China,
             Hong Kong, Taiwan

Price        US $2,500,000 over 3 years

- --------------------------------------------------------------------------------

As of July 15, 1993, Maxon Finance & Trade Ltd. SA ("Maxon") entered into an agreement (the "License Agreement") with Seiler Pollution Control Systems, Inc. ("Seiler") pursuant to which Maxon licensed to Seiler in perpetuity all of its right, title and interest in and to certain patent and technology rights (the "Intangible Assets") relating to its programs in High Temperature Vitrification Systems, and transferred to Seiler its right under certain consulting, supply and research agreements (the "Agreements"). In consideration of the license and transfer of Intangible Assets and the Agreements, the License Agreement provides that Seiler will pay to Maxon a one time license fee of US $2,500,000 according to a separate payment schedule. Maxon Finance & Trade Ltd. commits itself to purchase US $1,500,000 of Regulation S Stock at US $7.50 per share with a period of 6 months.

Signed this 21st day of July, 1993.

Maxon Finance & Trade Ltd. SA             Seiler Pollution Control Systems, Inc.


By: /s/ Max Beutler                       /s/ Werner Heim
    ---------------------------------     ---------------------------------

                ADDENDUM TO LICENSE AGREEMENT OF JULY 15, 1993

       Notwithstanding anything to the contrary that may be contained in a License Agreement dated July 15, 1993 by and between Maxon Finance & Trade Ltd. SA (hereinafter "Maxon") and Seiler Pollution Control Systems, Inc. (hereinafter "Seiler"), it is herewith agreed by and between the parties hereto that:

       (a) "Territory" referred to in Section 1(b) of the aforesaid License Agreement be and the same hereby is extended so as to include not only the United States, Mexico and Canada but "worldwide" rights as well excluding solely those territories referred to in paragraph 1(b) of a separate Licensing Agreement of July 15, 1993 entered into between Maxon and Seiler Pollution Control Systems International, Inc. (a wholly owned subsidiary of Seiler); and

       (b) The "royalty" payments referred to in paragraph 3(b) of the aforesaid License Agreement is and the same hereby are, for good and valuable consideration, wholly deleted; it being the understanding that Seiler shall not be required to pay any royalty fees whatsoever for fully constructed plants sold by it or otherwise.

       In all other respects the entire July 15, 1993 Agreement heretofore referred to shall remain exactly "as is".

       Signed this 8th day of March, 1994 as follows:

                                    MAXON FINANCE & TRADE LTD, SA

                                    By: /s/ Max Beutler
                                        --------------------------------
                                        Name:  Max Beutler
                                        Title:  Counsel

                                    SEILER POLLUTION CONTROL SYSTEMS, INC.

                                    By: /s/ Werner Heim
                                        --------------------------------
                                        Name:  Werner Heim
                                        Title:  Chairman

                                    SEILER HIGH TEMPERATURE SEPARATING
                                     SYSTEMS LTD.

                                    By: /s/ Niklaus Seiler
                                        --------------------------------
                                        Name: Niklaus Seiler
                                        Title:  Director

                                    SEILER POLLUTION CONTROL SYSTEMS,
                                     INTERNATIONAL, INC.

                                    By: /s/ Werner Heim
                                        --------------------------------
                                        Name:  Werner Heim
                                        Title:  Chairman


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